Exhibit 24.5

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Richard P. Dutkiewicz and Jill B. W. Sisson, and each of them, each with full power to act without the other, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign the Registration Statement on Form S-8 for the registration of shares of common stock of Einstein Noah Restaurant Group, Inc. issuable pursuant to the Jeff O’Neill Stock Award Agreement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Frank C. Meyer	Director	December 2, 2008
Frank C. Meyer